Exhibit 99.1

Compass, Inc. Reports Third Quarter 2022 Results

•Total revenues of $1.49 billion, down 14% compared to 3Q21, driven principally by lower market volumes.
•Successfully launched the Compass national agent platform in all markets allowing agents to guide their customers from first contact to close in one seamless workflow platform.
•The Company incurred $29 million in restructuring charges, of which $25 million was for severance. GAAP Net Loss was $154 million, compared to a GAAP Net Loss of $100 million in 3Q21 as lower revenues and restructuring costs more than offset reductions in commissions and operating expenses.
•Adjusted EBITDA (a non-GAAP measure) was a loss of $42 million compared with a positive $12 million in 3Q21. The year-on-year change was principally attributable to the impact of lower market activity.
•Cash and cash equivalents totaled $355 million at September 30, 2022.
New York, NY - November 10, 2022 - Compass, Inc. (NYSE: COMP), a leading tech-enabled real estate brokerage, today announced its financial results for the quarter ended September 30, 2022.

“Against a backdrop of significant challenges for the housing industry, Compass continued to make progress in a number of important areas during the third quarter,” said Robert Reffkin, Chief Executive Officer of Compass.“We continued to successfully roll out our enhanced national end-to-end workflow platform which we believe allows our agents to be the most productive in the industry and deliver their buyers and sellers a best-in-class experience. Over the longer term, I believe our platform offers important differentiation in the marketplace and it is a conduit to drive incremental revenue lift and cost efficiency.”

Reffkin continued “Importantly, in line with our major cost savings program announced in August, we have achieved significant cost reductions in our technology, engineering and general and administrative expenses. Actions taken in the third quarter and in progress are expected to deliver targeted non-GAAP operating expenses after commissions and other related expenses of between $1.05 billion and $1.15 billion exiting 2022.”

Reffkin added, “As we look ahead, we believe the housing market will remain challenged during 2023 before returning to stability and growth in the future. The Compass team remains laser focused on providing our agents with technology, workflow tools, and marketing support to be successful in the market. At the same time, we are driving to implement fundamental cost productivity measures that will deliver profitability in the future.”

3Q22 Financial Highlights:
•Revenue decreased by 14% year-over-year to $1.49 billion as transactions declined 12%.
•GAAP Net Loss was $154 million, compared to a loss of $100 million in 3Q21. The net loss includes non-cash stock-based compensation expenses of $50 million, depreciation and amortization of $21 million, restructuring charges due to the cost saving actions of $29 million, and litigation charges of $11 million.
•Cash and cash equivalents: Compass’ net change in cash and cash equivalents from the end of 2Q22 to the end of 3Q22 was a decrease of $76 million from $431 million to $355 million. In addition to the $355 million in cash and cash equivalents as of the end of 3Q22, the Company had approximately $300 million of availability under its revolver.
•Adjusted EBITDA1 was $(42) million, compared to $12 million in 3Q21.

3Q22 Operational Highlights:
•Platform: Compass launched the key remaining functionality that allows the vast majority of Compass agents to guide their clients from first contact to close all in one place, with a single log in and without ever leaving the Compass platform.
•National market share: Increased to 4.6% over the last twelve months (“LTM”) up from 4.3% LTM in 3Q21. Note these national market share numbers are calculated using revised average (mean) sales prices published by the National Association of Realtors (“NAR”).
1A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

•Agents: Average Number of Principal Agents was 13,314, an increase of 335 from 2Q22 and an increase of 15% from 3Q21. We continued to experience high levels of retention of our agents with greater than 90%.
•Transactions: Compass agents closed 54,606 Total Transactions, down 12% year-over-year, compared to a 21% decline in transactions for the entire residential real estate market2.
•Gross Transaction Value (“GTV”): GTV of $57.3 billion, down from $69.1 billion in 3Q21.

Additional information can be found in the Company’s 3Q22 Earnings Presentation on the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
4Q22 Outlook:
•Revenue of $1.15 billion to $1.30 billion
•Adjusted EBITDA of negative $50 million to negative $80 million

FY22 Outlook:
•Revenue of $6.05 billion to $6.20 billion
•Adjusted EBITDA of negative $185 million to negative $215 million

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because certain expenses excluded from GAAP Net Loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP operating expense after commissions and other related expense because certain expenses excluded from GAAP operating expenses cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

Conference Call Information

Management will conduct a conference call to discuss the third quarter results as well as outlook at 5:00 p.m. ET on November 10th, 2022. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 3Q22 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter and full year of 2022, planned operating expense and cash flow levels for 2023, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), geopolitical events (e.g., conflict in Ukraine), the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); our ability to continuously innovate, improve and expand our platform; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to offer additional adjacent services; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage business and our joint venture, OriginPoint; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; any future impact of the ongoing COVID-19 pandemic on our business; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal
2 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. The 21% decline is based on NAR data as of September 30, 2022.

government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Additionally, these forward-looking statements, particularly our expected financial results, involve risks, uncertainties and assumptions, including those related to general macroeconomic conditions, mortgage interest rates and inflationary pressure on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.
More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, in this press release. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA is also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA has limitations as an analytical tool, therefore you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss attributable to Compass, Inc., operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Adjusted EBITDA is not presented in accordance with GAAP and the use of this term varies from others in our industry.

Reconciliation of this non-GAAP measure has been provided in the financial statement tables included in this press release and investors are encouraged to review this reconciliation.

About Compass

Compass, a Fortune 500 company, is the largest residential real estate brokerage in the United States. Founded in 2012 and based in New York City, the technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.Compass.com.
Investor Contact
Rich Simonelli
richard.simonelli@compass.com

Media Contact
Chris O’Brien
chris.obrien@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$354.9	$618.3
Accounts receivable, net of allowance	34.2	48.5
Compass Concierge receivables, net of allowance	60.2	32.9
Other current assets	92.5	94.9
Total current assets	541.8	794.6
Property and equipment, net	196.7	157.4
Operating lease right-of-use assets	490.1	484.7
Intangible assets, net	107.7	127.2
Goodwill	198.5	188.3
Other non-current assets	54.3	48.4
Total assets	$1,589.1	$1,800.6
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$44.7	$34.6
Commissions payable	66.1	63.9
Accrued expenses and other current liabilities	204.9	240.9
Current lease liabilities	91.7	81.5
Concierge credit facility	36.5	16.2
Total current liabilities	443.9	437.1
Non-current lease liabilities	494.3	483.0
Other non-current liabilities	9.3	32.9
Total liabilities	947.5	953.0
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,676.3	2,438.8
Accumulated deficit	(2,038.4)	(1,595.0)
Total Compass, Inc. stockholders' equity	637.9	843.8
Non-controlling interest	3.7	3.8
Total stockholders' equity	641.6	847.6
Total liabilities and stockholders' equity	$1,589.1	$1,800.6

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$1,493.7	$1,743.6	$4,910.8	$4,808.9
Operating expenses:
Commissions and other related expense (1)	1,218.0	1,430.6	4,017.3	3,963.2
Sales and marketing (1)	144.4	130.6	444.3	366.2
Operations and support (1)	95.1	97.0	308.9	263.7
Research and development (1)	81.5	89.7	296.9	259.8
General and administrative (1)	56.5	79.5	167.0	231.8
Restructuring costs	29.0	—	47.9	—
Depreciation and amortization	21.0	16.7	65.1	45.1
Total operating expenses	1,645.5	1,844.1	5,347.4	5,129.8
Loss from operations	(151.8)	(100.5)	(436.6)	(320.9)
Investment income, net	1.1	0.1	1.5	0.1
Interest expense	(0.9)	(0.7)	(2.3)	(1.8)
Loss before income taxes and equity in loss of unconsolidated entity	(151.6)	(101.1)	(437.4)	(322.6)
Benefit from income taxes	—	1.3	1.4	3.3
Equity in loss of unconsolidated entity	(2.5)	—	(7.5)	—
Net loss	(154.1)	(99.8)	(443.5)	(319.3)
Net (income) loss attributable to non-controlling interests	(0.1)	—	0.1	—
Net loss attributable to Compass, Inc.	$(154.2)	$(99.8)	$(443.4)	$(319.3)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.36)	$(0.25)	$(1.04)	$(1.06)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	432,459,739	392,979,596	425,338,530	300,303,624

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Commissions and other related expense	$12.7	$26.3	$36.1	$82.6
Sales and marketing	10.8	10.3	32.7	27.9
Operations and support	3.9	4.5	12.3	12.3
Research and development	9.4	13.2	45.2	76.2
General and administrative	13.3	16.8	46.8	93.9
Total stock-based compensation expense	$50.1	$71.1	$173.1	$292.9

Stock-based compensation expense for the nine months ended September 30, 2021 includes the following amounts related to a one-time acceleration of stock-based compensation expense in connection with the IPO (in millions):

IPO Related Expense
Commissions and other related expense	$41.7
Sales and marketing	1.8
Operations and support	3.1
Research and development	46.9
General and administrative	55.0
Total stock-based compensation expense	$148.5

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(443.5)	$(319.3)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	65.1	45.1
Stock-based compensation	173.1	292.9
Equity in loss of unconsolidated entity	7.5	—
Change in acquisition related contingent consideration	(1.9)	(4.4)
Bad debt expense	5.2	8.9
Amortization of debt issuance costs	0.7	0.9
Changes in operating assets and liabilities:
Accounts receivable	11.1	1.6
Compass Concierge receivables	(29.1)	(7.1)
Other current assets	1.8	(29.6)
Other non-current assets	1.9	(13.4)
Operating lease right-of-use assets and operating lease liabilities	5.8	1.6
Accounts payable	5.9	(2.4)
Commissions payable	2.2	8.8
Accrued expenses and other liabilities	20.3	64.7
Net cash (used in) provided by operating activities	(173.9)	48.3
Investing Activities
Investment in unconsolidated entity	(15.0)	—
Capital expenditures	(56.9)	(33.6)
Payments for acquisitions, net of cash acquired	(15.0)	(127.3)
Net cash used in investing activities	(86.9)	(160.9)
Financing Activities
Proceeds from exercise and early exercise of stock options	8.6	19.1
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2.3	—
Taxes paid related to net share settlement of equity awards	(19.5)	—
Proceeds from drawdowns on Concierge credit facility	47.0	29.6
Repayments of drawdowns on Concierge credit facility	(26.7)	(19.3)
Payments related to acquisitions, including contingent consideration	(13.9)	(8.2)
Payments of debt issuance costs for credit facilities	(0.4)	(1.9)
Proceeds from capital contribution of non-controlling interest	—	5.0
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	439.6
Net cash (used in) provided by financing activities	(2.6)	463.9
Net (decrease) increase in cash and cash equivalents	(263.4)	351.3
Cash and cash equivalents at beginning of period	618.3	440.1
Cash and cash equivalents at end of period	$354.9	$791.4

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Compass, Inc.	$(154.2)	$(99.8)	$(443.4)	$(319.3)
Adjusted to exclude the following:
Depreciation and amortization	21.0	16.7	65.1	45.1
Investment income, net	(1.1)	(0.1)	(1.5)	(0.1)
Interest expense	0.9	0.7	2.3	1.8
Stock-based compensation	50.1	71.1	173.1	292.9
Benefit from income taxes	—	(1.3)	(1.4)	(3.3)
Restructuring costs	29.0	—	47.9	—
Acquisition-related expenses(1)	1.6	3.6	12.7	14.5
Litigation charge(2)	10.5	21.3	10.5	21.3
Adjusted EBITDA	$(42.2)	$12.2	$(134.7)	$52.9

(1) For the three months ended September 30, 2022 and 2021, acquisition-related expenses includes gains of $1.6 million and $3.9 million, respectively, as a result of changes in the fair value of contingent consideration and $3.2 million and $7.5 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods. For the nine months ended September 30, 2022 and 2021, acquisition-related expenses includes gains of $1.9 million and $4.4 million, respectively, as a result of changes in the fair value of contingent consideration and $14.6 million and $18.9 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

(2) Represents a charge of $10.5 million incurred during the three and nine months ended September 30, 2022 in connection with the Realogy Holdings Corp. matter and a $21.3 million charge incurred during three and nine months ended September 30, 2021 in connection with the settlement of the Avi Dorfman and RentJolt, Inc. matter.

Compass, Inc.
Selected Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 30, 2022
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,218.0	$144.4	$95.1	$81.5	$56.5
Adjusted to exclude the following:
Stock-based compensation	(12.7)	(10.8)	(3.9)	(9.4)	(13.3)
Acquisition-related expenses	—	—	(1.6)	—	—
Litigation charge	—	—	—	—	(10.5)
Non-GAAP Basis	$1,205.3	$133.6	$89.6	$72.1	$32.7

	Three Months Ended September 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,430.6	$130.6	$97.0	$89.7	$79.5
Adjusted to exclude the following:
Stock-based compensation	(26.3)	(10.3)	(4.5)	(13.2)	(16.8)
Acquisition-related expenses	—	—	(3.6)	—	—
Litigation charge	—	—	—	—	(21.3)
Non-GAAP Basis	$1,404.3	$120.3	$88.9	$76.5	$41.4

	Nine Months Ended September 30, 2022
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$4,017.3	$444.3	$308.9	$296.9	$167.0
Adjusted to exclude the following:
Stock-based compensation	(36.1)	(32.7)	(12.3)	(45.2)	(46.8)
Acquisition-related expenses	—	—	(12.7)	—	—
Litigation charge	—	—	—	—	(10.5)
Non-GAAP Basis	$3,981.2	$411.6	$283.9	$251.7	$109.7

	Nine Months Ended September 30, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$3,963.2	$366.2	$263.7	$259.8	$231.8
Adjusted to exclude the following:
Stock-based compensation	(82.6)	(27.9)	(12.3)	(76.2)	(93.9)
Acquisition-related expenses	—	—	(14.5)	—	—
Litigation charge	—	—	—	—	(21.3)
Non-GAAP Basis	$3,880.6	$338.3	$236.9	$183.6	$116.6